NetSol Technologies

NEWS RELEASE

NetSol Technologies Initiates Full Year Fiscal 2009 Financial Guidance

Fiscal Year 2009 Revenue Growth Forecasted Between 30% to 35% and GAAP EPS Between $0.40 to $0.45

Strong Contract Back Log, Diversified Offerings and Global Customer Base Support Forecasted Growth in Revenue and Profitability

CALABASAS, CA – July 28, 2008 -- NetSol Technologies, Inc. ("NetSol") (NasdaqCM: NTWK) (DIFX: NTWK), a worldwide provider of global business services and enterprise application solutions, today released projected financial guidance for the Company's fiscal year 2009, ending June 30, 2009.

Based on NetSol's revenue growth guidance of between 25 percent and 30 percent for its recently completed full year fiscal 2008, period ended June 30, 2008, the Company is initiating full year fiscal 2009, revenue growth guidance within the range of 30 percent and 35 percent year-over-year. The Company is also projecting diluted earnings per share for the full year fiscal 2009, in accordance with U.S. Generally Accepted Accounting Principles (GAAP), between $0.40 and $0.45. All forecasts are based on management's expectations as well as current market conditions.

"We anticipate a strong financial performance in fiscal 2009 based on the combined strength of NetSol's global operating divisions. The main impetus driving this robust outlook for revenue and profitability growth remains our strong new business pipeline and contract backlog," stated Najeeb Ghauri, NetSol chairman and chief executive officer. "We are well positioned in our space and continue to forecast solid growth based on the breadth of our service offering as well as the geographic diversity of our global customer base. High on-shore costs, especially in the U.S. and Europe, are driving more companies to seek the benefits of NetSol's low cost and high quality products and services. With the repositioning and investment in our new North American sales teams and our global BestShoring business model in place our strategy is designed to leverage the unique capabilities of our global team of subject matter/domain experts and infrastructure to support our flagship products and customers while ensuring a experienced local project management presence for dedicated to each deployment," concluded Mr. Ghauri.

About NetSol Technologies Inc.

NetSol Technologies (NasdaqCM: NTWK) (DIFX: NTWK) is a worldwide provider of global business services and enterprise application solutions. NetSol uses its BestShoring(TM) practices and highly-experienced resources in analysis, development, quality assurance, and implementation to deliver high-quality, cost-effective solutions. Organized into specialized practices, these product and services offerings include portfolio management systems for the financial services industry, consulting, custom development, systems integration, and technical services for the global Healthcare, Insurance, Real Estate, and Technology markets. NetSol's commitment to quality is demonstrated by its achievement of the ISO 9001, ISO 279001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Level 5 assessments, a distinction shared by fewer than 100 companies worldwide. NetSol Technologies' clients include Fortune 500 manufacturers, global automakers, financial institutions, technology providers, and governmental agencies. Headquartered in Calabasas, California, NetSol Technologies has operations and offices in London, San Francisco, Sydney, Beijing, Bangkok, and Lahore. To join the NetSol

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To learn more about NetSol Technologies Inc, visit www.netsoltech.com

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance.

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Contacts:

NetSol Technologies, Inc.
Tina Gilger
Chief Financial Officer
Tel: +1 818-222-9195, x112

Investor Relations
Christopher Chu
Grayling Global
Tel: +1-646-284-9426
Email: cchu@hfgcg.com